EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 14th day of February, 2000 (the "Effective Date"), by and between ALLAN BLEVINS, an individual ("Executive"), and NEW VISUAL ENTERTAINMENT, INC., a Utah corporation ("Employer").

                                    RECITALS:

         WHEREAS, Employer desires to employ Executive upon the terms set forth in this Agreement; and

         WHEREAS, Executive desires to be employed by Employer upon the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, Employer and Executive agree as follows:

                                   AGREEMENTS:

         1.       EMPLOYMENT.

         Subject to the terms and conditions stated in this Agreement, Employer hereby employs Executive and Executive hereby accepts such employment.

         2.       DUTIES OF EXECUTIVE.

                  (a) During the Term of Employment (hereinafter defined), Executive shall be employed as the Vice President and Chief Operating Officer of Employer and shall perform customary functions and duties with respect to such position. Executive shall devote all of his working time and attention to the design, marketing and development of the metallic high-speed transmission technology referred to as the "Technology" (as that term is defined in the Merger Agreement [defined herein]) or other duties related to the business of Employer that the Board of Directors of Employer may from time to time specify that Executive shall perform.

                  (b) Executive shall perform his duties within a newly-established facility (the "Facility") in the East San Francisco Bay metropolitan area. Executive acknowledges and agrees that the performance of his duties may entail travel and other promotional activities on behalf of Employer, and that Executive may often perform his duties from his home through the use of his personal telephone and computer equipment.

                  (c) Executive acknowledges and agrees that the conduct of the business of Employer shall, at all times, be within the exclusive control of the Board of Directors of Employer.

         3.       COMPENSATION.

         As compensation for Executive's services rendered hereunder, Employer shall pay Executive a minimum aggregate annual base salary equal to $208,000 per annum commencing on the Effective Date. Such salary shall be paid in accordance with customary payroll practices of Employer from time to time in effect but no less frequently than in equal bi-weekly payments. Executive shall also be entitled to a bonus of $12,500 payable within ten (10) days of the execution of this Agreement. Executive shall also be entitled to such additional, annual bonus as shall be determined by the Board of Directors. During the Term of

Employment, Executive will be entitled to all benefits, if any, ordinarily accorded to, and will participate in all employee plans, other than health or medical plans, ordinarily participated in by, full-time employees of Employer, to the extent Executive is eligible under the terms of such plans, including, without limitation, all retirement, life and disability insurance plans established by Employer, in accordance with the terms of such plans. In addition, Employer will pay the monthly premium of the health/medical plan designated by Executive as his health/medical plan. During the Term of Employment, Executive shall be entitled to participate in any pension and retirement plans, stock option or ownership plans and other fringe benefit plans as are or may be made available from time to time to executive or other salaried employees of Employer to the extent that Executive is eligible under the terms of such plans. In addition, Executive shall be entitled to such vacation time each year during the Term of Employment (all of which vacation must be utilized in the respective calendar year in which it accrues) which senior executives of Employer are afforded pursuant to Employer's standard policies and practices and other benefits afforded to Executive prior to the date hereof.

         4.       EXPENSES.

         Executive is authorized, in carrying out all of his responsibilities and duties hereunder, to incur reasonable expenses while promoting the business of Employer in accordance with the policies of Employer from time to time in effect. Employer will either pay such expenses directly or promptly reimburse Executive for such reasonable out-of-pocket expenses incurred at the request or on behalf of Employer upon receipt by Employer of appropriate documentation thereof.

         5.       TERM OF EMPLOYMENT.

         Unless sooner terminated in accordance with this Agreement, the Term of Employment (herein so called) shall become effective as of the Effective Date and shall continue through any and all times through and including September 14, 2000, provided, however, that the Term of Employment shall:

                  (a) be automatically renewed through February 14, 2001, upon the occurrence of the Milestone (as that term is defined in that certain Agreement and Plan of Merger [the "Merger Agreement"] by and between Employer and Astounding Acquisition Corporation, a Delaware corporation, on the one hand, and Michael Shepperd, Allan Blevins, and New Wheel Technologies, Inc., a California corporation, on the other hand, dated as of the date hereof); or

                  (b) if the Milestone has not occurred, be renewed at the option of Employer for an additional term(s) of six months, upon ten (10) days prior written notice given to Executive by the Employer.

         6.       TERMINATION.

                  (a) TERMINATION BY EMPLOYER.

                            1. WITH NOTICE. The Term of Employment may be
terminated by Employer at any time, by written notice to Executive for cause. Cause shall mean (a) gross negligence or willful misconduct or malfeasance by Executive in the performance of his services by or on behalf of the Employer that has a material adverse effect on the financial condition or business of the Employer or which is to the material detriment of Employer; (b) any violation by Executive of the covenants set forth in paragraphs 7 or 8; or (c) Executive becomes mentally or physically incapacitated to such extent that Executive is unable to substantially perform his duties under this Agreement for a period of more than ninety (90) consecutive days.

                            2. AUTOMATIC. This Agreement shall automatically
terminate upon the death of Executive.

                  (b) RESERVED.

                  (c) EFFECT. Upon termination of the Term of Employment, whether by Executive or Employer, all continuing rights and obligations hereunder shall cease except for (i) the rights and obligations arising under Paragraph 3 of this Agreement to the extent the agreements governing any such benefits and plans so require, (ii) the rights and obligations under Paragraph 4 of this Agreement with respect to expenses incurred prior to the date of termination, (iii) the rights and obligations under this Subparagraph 6(c), and
(iv) the rights and obligations under Paragraphs 7, 8 and 9 hereof. The covenants set forth in Paragraphs 7, 8 and 9 shall be construed as agreements ancillary to but independent of any other provision of this Agreement. The existence of any claim or cause of action against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of said covenants. Executive expressly authorizes Employer to deduct from any compensation payable to Executive on the expiration or termination of this Agreement, the value of any monetary advances or loans received by Executive from Employer, the value of any personal expenses of Executive borne by Employer which are outstanding, and the value of any property or materials belonging to Employer which are not returned to Employer upon expiration or termination.

         7.       CONFIDENTIALITY COVENANTS.

         During the Term of Employment (except with respect to disclosures occurring during the normal course of Executive performing his services in accordance herewith) and continuing in perpetuity, Executive shall:

                  (a) preserve as confidential all knowledge and information pertaining to the business, affairs, directors, officers, shareholders, employees, and other personnel of Employer, all affiliates of Employer and any predecessors of Employer obtained by Executive from any source whatsoever and which is not a matter of public knowledge, unless disclosure is otherwise required by applicable law, and

                  (b) not use, except on behalf of Employer during the Term of Employment, Employer's records, documents, contracts, writings, data or other information, whether or not in written or other recorded form, unless they are a matter of public knowledge.

         Without limiting the generality of the foregoing, the prohibitions contained above shall be operative, whether inside or outside the United States, with respect to any information or knowledge that Employer or any affiliate of Employer now or hereafter may deem to be confidential, including, without limitation, the following information with respect to Employer: (i) directors, officers, shareholders, employees, and other personnel; (ii) operations or planning, including customer lists, lists of suppliers, and information pertaining to potential customers or suppliers; (iii) bids or progress under, or negotiations pursuant to, government or other contracts, or with respect to facilities and equipment, including contents of any manual, practice or procedure, or operating revenue, expense, private or public debt or equity financing or banking, accounting, or financial matters; (iv) advertising or promotional plans or programs; (v) matters contained in applications to or matters or proceedings pending under the jurisdiction of any regulatory agency or court, including those that are only threatened; (vi) any system, procedure, or administrative operation; (vii) plans for the extension of the present business or commencement of a new business; (viii) the Technology; (ix) any copyrights, trade secrets, know-how, proprietary information, patents, inventions, marks, software, licenses or technology, and any registrations or applications for registration relating to the foregoing, owned or utilized by Employer, or any affiliate of Employer, or work in progress with respect to such items; and (x) plans with respect to business combinations or reorganizations.

         8.       INDUCEMENT OF CLIENTS.

         During the Term of Employment and continuing during the Restricted Period (as defined below), Executive hereby agrees that he shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business or in any manner materially detrimental to Employer, with the Clients (as defined below), employees and business relationships of Employer. The term "Restricted Period" shall mean, in the event of the termination of the Term of Employment for any reason, any and all times through and including the date which is one (1) year following the termination of this Agreement. The term "Competing Business" shall mean any business enterprise which is engaged in the Business of Employer (as defined below) in any area of the world in which Employer or any of its affiliates are then conducting business. The term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is solicited or served by Employer or its affiliates during the Term of Employment. The term "Business of Employer" shall mean the type of business engaged in or proposed to be engaged in by Employer at the time of Executive's termination, including, without limitation, the development of and operations related to the Technology. Without in any manner limiting the scope of the foregoing provisions, if the Executive engages in any of the following acts he shall be considered to have violated this covenant:

                  (a) induces or attempts to induce any Client or prospective Client to withdraw, curtail, divert, or cancel its business or any agreements with Employer or its affiliates;

                  (b) induces or attempts to induce any employee of Employer or its affiliates to terminate his or her employment therewith;

                  (c) induces or attempts to induce any independent contractor providing services on behalf of Employer or its affiliates to terminate his or her business relationship therewith;

                  (d) develops any materials utilizing the confidential information of Employer or its affiliates, except for the benefit of Employer or its affiliates; or

                  (e) disrupts in any manner whatsoever any of Employer's or its affiliate's existing business relationships.

         9.       INTELLECTUAL PROPERTY RIGHTS.

                  (a) Executive agrees that he will make prompt and full disclosure to Employer, will hold in trust for the sole right and benefit of Employer, and will promptly assign to Employer, all of Executive's right, title and interest in and to any trademarks, service marks, trade names, patents and copyrights, all applications therefor and registrations thereof in the United States and all foreign countries, all trade secrets, know-how, works of authorship, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and similar or related information, which Executive solely or jointly conceives, develops, or reduces to practice, causes to be conceived, developed or reduced to practice, or with respect to which Executive or any entity with which Executive is affiliated obtains any ownership interest in, during the Term of Employment (the "Executive Property"). To the extent any of the intellectual property rights of the type noted in this subparagraph 9(a) have not been acquired by Employer, Executive shall promptly assign all of his right, title and interest in such property to Employer. Employer acknowledges that it has no claim, right, title or interest in or to the intellectual properties of Executive set forth on Exhibit A attached hereto (the "Excluded Properties"). Executive acknowledges that he has no claim, right, title or interest in or to the Technology, as defined in the Merger Agreement after the effective date of the Merger Agreement.

                  (b) Executive acknowledges that all works of authorship which are made by him (solely or jointly with others) within the scope of his employment and during the Term of Employment shall be deemed "works made for hire", as that term is defined in the United States Copyright Act (17 U.S.C. '101 et. seq.), such that Employer shall be considered the author of such works and owner of all copyrights therein. Executive warrants and represents that all works of authorship which he made (solely or jointly with others) within the scope of his employment and during all times he was employed by the predecessors-in-interest to Employer were likewise deemed to be "works made for hire," such that the respective predecessors-in-interest to Employer were considered the authors of such works and owners of all copyrights therein. In the event that any such works made during the Term of Employment with Employer, or made during Executive's employment with the predecessors-in-interest to Employer, are for any reason not held to be works made for hire, Executive hereby irrevocably assigns to Employer all of Executive's right, title and interest in and to such works and all copyrights therein, whether now existing or hereafter created.

                  (c) Executive agrees to assist and cooperate with Employer as may be necessary or desirable from time to time in furtherance of the purposes of this paragraph 9, including, without limitation, the execution, verification and delivery of documents and the doing or taking of such lawful actions as Employer may reasonably request in the United States and all foreign countries. Without limiting the generality of the foregoing, Executive agrees without further compensation to execute and deliver such documents and take such actions

(including appearing as a witness) as may be useful to enable Employer to apply for, register, obtain, assign, perfect, evidence, sustain, record and enforce any of the Executive Property and/or other rights assigned or to be assigned to Employer pursuant to this Agreement, in the United States and all foreign countries, and in connection with the assignments (and recording thereof) of such Executive Property and/or other rights to Employer or its designee. The obligations of Executive pursuant to this paragraph 9(c) shall continue beyond the Term of Employment, but following the Term of Employment with Employer, Employer shall compensate Executive at a reasonable rate after Executive's termination for the time actually spent by Executive in this connection at Employer's request.

                  (c) Executive hereby assigns to Employer any and all claims, of any nature whatsoever, which Executive may now or hereafter have for infringement, including past infringement, of any rights assigned or to be assigned to Employer pursuant to this Agreement, except claims relating to the Excluded Properties.

         10.      REMEDIES.

         Without limiting any other rights of Employer, in the event of breach or threatened breach by Executive of any provision in Paragraphs 7, 8 or 9 hereof, Employer shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all attorneys' fees and costs incurred by Employer in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which any Employer may incur as a result of said breach or threatened breach or violation. Employer may pursue any remedy available to it, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. Employer has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving Employer's right to pursue any other available remedy subsequent to or concurrently with declaratory relief. The provisions of this Paragraph 10 shall not in any manner limit the rights and remedies available to Employer for any breach of the terms of this Agreement.

         11.      NO BREACH.

         Executive represents and warrants that the execution and delivery of this Agreement and his performance and consummation of the transactions contemplated under those documents, do not, and will not, conflict, breach, or constitute a default under any other agreement, instrument, covenant or restriction that Executive is a party to or is otherwise bound.

         12.      NOTICES.

         Any notice or request herein required or permitted to be given to either party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address of such party set forth below or at such other address as such party may designate by written communication to the other parties to this Agreement:

                  If to Executive:          Allan Blevins
                                            1207 Soda Canyon Road
                                            Napa, California 94558


                  If to Employer:           NEW VISUAL ENTERTAINMENT, INC.
                                            827 Brighton Court
                                            San Diego, CA 92109

Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered or, if mailed, on the fifth day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

         13.      HEADINGS.

         The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         14.      SEVERABILITY.

         If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         15.      ENTIRE AGREEMENT; SURVIVAL.

         This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment and the termination of this Agreement.

         16.      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs, assigns, and legal representatives, but Executive may not assign this Agreement nor any rights or obligations hereunder without the prior consent in writing of Employer. This Agreement may be assigned by Employer to any party who acquires substantially all of the assets of Employer or who merges or consolidates with Employer; provided that such party agrees to assume and be liable for all of the obligations of Employer hereunder.

         17.      ATTORNEYS' FEES.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled.

         18.      WAIVERS.

         One or more waivers of any covenant, term, or provision of this Agreement by either party hereto shall not be construed as a waiver of the breach of any other covenant, term, or provision or of any subsequent breach of the same or any other covenant, term, or provision. The consent or approval of either party hereto with respect to the act of the other party hereto shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No custom or practice of the parties shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.

         19.      GOVERNING LAW.

         This Agreement shall be governed in all respects, including validity, interpretation and effect by the laws of the State of California.

         20.      ARBITRATION.

                  (a) It is understood and agreed between the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order or regulation) (hereinafter "Transaction Claims") arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement,
(ii) the arbitrability of any Transaction Claims under this Agreement, or (iii) any relationship before, at the time of entering into, during the term of or upon or after expiration or termination of this Agreement, between the parties hereto, shall be resolved by final and binding arbitration administered by a single arbitrator to be agreed upon by the parties or, if the parties cannot agree upon an arbitrator within five (5) days, a single arbitrator which shall be appointed by the American Arbitration Association (in either case, the "Arbitrator").

                  (b) All Transaction Claims shall be filed before the Arbitrator. Neither party nor the Arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Section 20. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable. The Arbitrator is without jurisdiction to apply any different substantive law. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award shall include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

                  (c) Adherence to this dispute resolution process shall not limit the parties' rights to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Transaction Claims arising out of or relating to this Agreement.

                  (d) This dispute resolution process shall survive the termination of this Agreement. If any provision in this Section 20 is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of this Section. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective rights to a jury trial.





                            [SIGNATURE PAGE FOLLOWS]

         EXECUTED to be effective as of the date first above written.

                                        EMPLOYER:

                                        NEW VISUAL ENTERTAINMENT, INC.



                                        By: /s/ RAY WILLENBERG
                                           -------------------------------------
                                           Ray Willenberg, President


                                        EXECUTIVE:

                                        /s/ ALLAN BLEVINS
                                        ----------------------------------------

                                        Allan Blevins